Exhibit 3.205

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

Certificate of

JOSEPH B. STEVENS, Vice President and WILLIAM H. STEVENS, Assistant Secretary

of

HARRY M. STEVENS, INC. OF NEW JERSEY

The location of the principal office in this State is at No. 921 Bergen Avenue in the City of Jersey City, County of Hudson.

The name of the agent herein and in charge thereof upon whom process against this Corporation may be served, is JOHN P. NUGENT.

RESOLUTION OF DIRECTORS

The Board of Directors of Harry M. Stevens, Inc. of New Jersey, a corporation of New Jersey, on this 2nd day of October, A. D., 1953, do hereby resolve and declare that it is advisable to amend Article (E) of the Certificate of Incorporation as amended and filed relative to the amount of interest payable on preferred stock, the terms of the amending Article as drawn by Counsel for the company having been approved by all the directors and the directors do hereby call a meeting of the stockholders to be held at the Company’s office, in the City of Jersey City on the 2nd day of November, 1953, at 10:00 A. M., to take action upon the above resolution.

CERTIFICATE OF CHANGE

HARRY M. STEVENS, INC. OF NEW JERSEY, a corporation of New Jersey, doth hereby certify that it has stricken from the Certificate of Incorporation of the company as originally filed relating to the capitalization of the Company Article (E) as amended and filed with the Secretary of State of the State of New Jersey on the 22nd day of July, 1953 and has added a new Article (E) to the Certificate of Incorporation as follows:

“(E) That the amount of the capital stock shall be Three Hundred Thirty-Six Thousand ($336,000.00) Dollars, par value, of which Three Hundred Thousand ($300,000.00) Dollars par value is represented by Three Thousand (3,000) shares of non-cumulative eight per cent (8%) Preferred Stock of a par value of One Hundred ($100.00) Dollars each, Thirty Thousand ($30,000.00) Dollars par value is represented by Three Thousand (3,000) shares of Class A non-voting Common Stock of a par value of Ten ($10.00) Dollars each, and Six Thousand ($6,000.00) Dollars par value is represented by Six Hundred (600) shares of Class B voting Common Stock of a par value of Ten ($10.00) Dollars each.

“The following is a description of each class of stock of the corporation with the preferences, voting powers, restrictions and qualifications thereof:

“The holders of the preferred stock are entitled in each year when and as declared by the Board of Directors of the corporation, to receive preferential dividends at the rate of eight per cent (8%) per annum out of any assets of the corporation available for dividends pursuant to the laws of the State of New Jersey, payable at least semi-annually or at such other times and on such dates as may be determined by the Board of Directors, before any dividend shall be declared or paid or set apart for the Common stock for such year, but if in any year dividends amounting to eight per cent (8%) shall not be declared payable on the preferred stock, the holder thereof shall not receive any further dividends for said year, the dividends on such preferred stock not being cumulative. Whenever the full dividends upon the preferred stock for the current period shall have been paid or declared and a sum sufficient for the payment thereof set apart, dividends may be declared and paid or set apart for payment from any remaining surplus or net profits, ratably and equally per share on all shares of both Class A and Class B common stocks.

“The corporation may, at the option of the Board of Directors, redeem the whole or any part of the outstanding preferred stock on any dividend payment date by paying One Hundred Two ($102.00) Dollars for each share thereof; provided, however, that the corporation, if it is in a position legally to do so, shall redeem all of the issued preferred stock on or before thirty (30) years after issuance. Notice of such election to redeem shall, not less than thirty (30) days prior to the date upon which the stock is to be redeemed, be mailed to each holder of stock so to be redeemed at his address as it appears on the books of the corporation. In case less than all of the outstanding preferred stock is to be redeemed, the amount to be redeemed and the method of effecting such redemption, whether by lot or pro rata or other equitable method, may be determined by the Board of Directors. If, on or before the redemption date named in such notice, the funds necessary for such redemption shall have been set aside by the corporation so as to be available for payment on demand to the holders of the preferred stock so called for redemption, then, notwithstanding that any certificate of the preferred stock so called for redemption shall not have been surrendered for cancellation, all rights with respect to such Preferred stock so called for redemption, including any right to vote or otherwise participate in the determination of any proposed corporate action, shall forthwith after such redemption date cease and determine, except only the right of the holder to receive the redemption price therefor, but without interest.

“In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of the Preferred stock shall be entitled, before any assets of the corporation shall be distributed among or paid over to the holders of the Class A non-voting Common and Class B voting Common stocks, to be paid One Hundred ($100.00) Dollars per share. After the making of such payments to the holders of the Preferred stock, the remaining assets of the corporation shall be distributed among the holders of the Class A non-voting Common and Class B voting Common stocks, according to the number of shares held by each, irrespective of class. If, upon such liquidation, dissolution or winding up, the assets of the corporation distributable as aforesaid among the holders of the Preferred stock shall be insufficient to permit of the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Preferred stock.

“Except as expressly required by law or as herein otherwise provided, the holders of the Preferred and

Class A non-voting Common stocks shall have no voting power nor shall they be entitled to notice of meetings of stockholders, all rights to vote and all voting power being vested exclusively in the holders of the Class B voting Common stock.”

Said amendment to Article (E) has been declared by resolution of the board of directors of said corporation (above recited) to be advisable, and has been duly and regularly assented to by the vote of two-thirds in interest of each class of stockholders having voting powers, at a meeting duly called by the board of directors for that purpose.

IN WITNESS WHEREOF, said corporation has made this certificate under its seal and the hands of its Vice President and Assistant Secretary, the 16th day of November, A.D., 1953.

/s/ Joseph B. Stevens
JOSEPH B. STEVENS, Vice President

(SEAL)

/s/ William H. Stevens
WILLIAM H. STEVENS, Assistant Secretary

Attest:

/s/ William H. Stevens
WILLIAM H. STEVENS, Assistant Secretary

STATE OF NEW JERSEY	)
	)	ss.
COUNTY OF HUDSON	)

Be it remembered, that on this 16th day of November A.D., 1953, before me, the subscriber, a Master of the Superior Court of the State of New Jersey, personally appeared WILLIAM H. STEVENS, Assistant Secretary of HARRY M. STEVENS, INC. OF NEW JERSEY, the corporation named in and which executed the foregoing certificate, who, being by me duly sworn, according to law, does depose and say and make proof to my satisfaction that he is the Asst. Secretary of said corporation; that the seal affixed to said corporation certificate is the corporate seal of said corporation, the same being well known to him; that it was affixed by order of said corporation; that JOSEPH B. STEVENS, is Vice President of said corporation; that he saw said JOSEPH B. STEVENS as such Vice President sign said certificate and affix said seal thereto and deliver said certificate, and heard him declare that he signed, sealed and delivered said certificate as the voluntary act and deed of said corporation, by its order and by authority of its Board of Directors and by the vote, either in person or by proxy, duly constituted and thereunto duly authorized, of more than two-thirds in interest of each class of said stockholders having voting powers, for the uses and purposes therein expressed; and that said WILLIAM H. STEVENS signed his name thereto at the same time as subscribing witness.

/s/ Frederick M. Rollenhagen
(Frederick M. Rollenhagen)
A Master of the Superior Court of the State of New Jersey

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

Certificate of

FRANK M. STEVENS, President and JOSEPH B. STEVENS, Secretary

of

HARRY M. STEVENS, INC. OF NEW JERSEY

The location of the principal office in this State is at No. 921 Bergen Avenue in the City of Jersey City, County of Hudson.

The name of the agent therein and in charge thereof upon whom process against this Corporation may be served, is JOHN P. NUGENT.

RESOLUTION OF DIRECTORS

The Board of Directors of Harry M. Stevens, Inc. of New Jersey, a corporation of New Jersey, on this 20th day of April, A.D., 1953, do hereby resolve and declare that it is advisable to amend Article (E) of the Certificate of Incorporation as originally filed relative to the capitalization of the company, the terms of the amending Article as drawn by Counsel for the company having been approved by all the directors, and the directors do hereby call a meeting of the stockholders, to be held at the Company’s office, in the City of Jersey City on the 1st day of May, 1953, at 10:00 A.M., to take action upon the above resolution.

Certificate of Change

HARRY M. STEVENS, INC. OF NEW JERSEY, a corporation of New Jersey, doth hereby certify that it has stricken from the Certificate of Incorporation of the company as originally filed relating to the capitalization of the Company Article (E) and has added a new Article (E) to the Certificate of Incorporation as follows:

“(E) That the amount of the capital stock shall be Three Hundred Thirty-Six Thousand ($336,000.00) Dollars, par value, of which Three Hundred Thousand ($300,000.00) Dollars par value is represented by Three Thousand (3,000) shares of non-cumulative five per cent (5%) Preferred Stock of a par value of One Hundred ($100.00) Dollars each, Thirty Thousand ($30,000.00) Dollars par value is represented by Three Thousand (3,000) shares of Class A non-voting Common Stock of a par value of Ten ($10.00) Dollars each, and Six Thousand ($6,000.00) Dollars par value is represented by Six Hundred (600) shares of Class B voting Common Stock of a par value of Ten ($10.00) Dollars each.

“The following is a description of each class of stock of the corporation with the preferences, voting powers, restrictions and qualifications thereof:

“The holders of the preferred stock are entitled in each year when and as declared by the Board of Directors of the corporation, to receive preferential dividends at the rate of five per cent (5%) per annum out of any assets of the corporation available for dividends pursuant to the laws of the State of New Jersey, payable at least semi-annually or at such other times and on such dates as may be determined by the Board of Directors, before any dividend shall be declared or paid or set apart for the Common stock for such year, but if in any year dividends amounting to five per cent (5%) shall not be declared payable on the preferred stock, the holder thereof shall not receive any further dividends for said year, the dividends on such preferred stock not being cumulative. Whenever the full dividends upon the preferred stock for the current period shall have been paid or declared and a such sufficient for the payment thereof set apart, dividends may be declared and paid or set apart for payment from any remaining surplus or net profits, ratably and equally per share on all shares of both Class A and Class B common stocks.

“The corporation may, at the option of the Board of Directors, redeem the whole or any part of the outstanding preferred stock on any dividend payment date by paying One Hundred Two ($102.00) Dollars for each share thereof; provided, however, that the corporation, if it is in a position legally to do so, shall redeem all of the issued preferred stock on or before thirty (30) years after issuance. Notice of such election to redeem shall, not less than thirty (30) days prior to the date upon which the stock is to be redeemed, be mailed to each holder of stock so to be redeemed at his address as it appears on the books of the corporation. In case less than all of the outstanding preferred stock is to be redeemed, the amount to be redeemed and the method of effecting such redemption, whether by lot or pro rata or other equitable method, may be determined by the Board of Directors. If, on or before the redemption date named in such notice, the funds necessary for such redemption shall have been set aside by the corporation so as to be available for payment on demand to the holders of the preferred stock so called for redemption, then, notwithstanding that any certificate of the preferred stock so called for redemption shall not have been surrendered for cancellation, all rights with respect to such Preferred stock so called for redemption, including any right to vote or otherwise participate in the determination of any proposed corporate action, shall forthwith after such redemption date cease and determine, except only the right of the holder to receive the redemption price therefor, but without interest.

“In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of the Preferred stock shall be entitled, before any assets of the corporation shall be distributed among or paid over to the holders of the Class A non-voting Common and Class B voting Common stocks, to be paid One Hundred ($100.00) Dollars per share. After the making of such payments to the holders of the Preferred stock, the remaining assets of the corporation shall be distributed among the holders of the Class A non-voting Common and Class B voting Common stocks, according to the number of shares held by each, irrespective of class. If, upon such liquidation, dissolution or winding up, the assets of the corporation distributable as afore-said among the holders of the Preferred stock shall be insufficient to permit of the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Preferred stock.

“Except as expressly required by law or as herein otherwise provided, the holders of the Preferred and Class A non-voting Common stocks shall have no voting power nor shall they be entitled to notice of meetings of stockholders, all rights to vote and all voting power being vested exclusively in the holders of the Class B voting Common stock.”

Said amendment to Article (E) has been declared by resolution of the board of directors of said corporation (above recited) to be advisable, and has been duly and regularly assented to by the vote of two-thirds in interest of each class of stockholders having voting powers, at a meeting duly called by the board of directors for that purpose.

IN WITNESS WHEREOF, said corporation has made this certificate under its seal and the hands of its President and Secretary, the 6th day of July, A.D., 1953.

/s/ Frank M. Stevens
Frank M. Stevens, President

/s/ Joseph B. Stevens
Joseph B. Stevens, Secretary

(SEAL)

ATTEST:

/s/ Joseph B. Stevens
Joseph B. Stevens, Secretary

STATE OF NEW JERSEY	)
	)	ss.
COUNTY OF HUDSON	)

Be it remembered, that on this 6th day of July, A.D., 1953, before me, the subscriber, a Master of the Superior Court of the State of New Jersey, personally appeared JOSEPH B. STEVENS, Secretary of HARRY M. STEVENS, INC. OF NEW JERSEY, the corporation named in and which executed the foregoing certificate, who, being by me duly sworn, according to law, does depose and say and make proof to my satisfaction that he is the Secretary of said corporation; that the seal affixed to said corporation certificate is the corporate seal of said corporation, the same being well known to him; that it was affixed by order of said corporation; that FRANK M. STEVENS is President of said corporation; that he saw said FRANK M. STEVENS as such President sign said certificate and affix said seal thereto and deliver said certificate, and heard him declare that he signed, sealed and delivered said certificate as the voluntary act and deed of said corporation, by its order and by authority of its Board of Directors and by the vote, either in person or by proxy, duly constituted and thereunto duly authorized, of more than two-thirds in interest of each class of said stockholders having voting powers, for the uses and purposes therein expressed; and that said JOSEPH B. STEVENS signed his name thereto at the same time as subscribing witness.

/s/ Frederick M. Rollenhagen
(Frederick M. Rollenhagen)
A Master of the Superior Court of the State of New Jersey

CERTIFICATE OF INCORPORATION

of

HARRY M. STEVENS INC. OF NEW JERSEY.

THIS IS TO CERTIFY, that we, HAROLD A. STEVENS, DAISY H. STEVENS and JOSEPH B. STEVENS, do hereby associate ourselves into a corporation, under and by virtue of Title 14 of the Revised Statutes of New Jersey, and do severally agree to take the number of shares of capital stock set opposite our respective names.

(A) The name of the corporation is: HARRY M. STEVENS INC. OF NEW JERSEY.

(B) The location of the principal office in this State is at No. 921 Bergen Avenue, in the City of Jersey City, County of Hudson and State of New Jersey.

(C) The name of the agent therein and in charge thereof, upon whom process against this corporation may be served, is JOHN DREWEN.

(D) The objects for which this corporation is formed are: To conduct for profit the business of general caterer and of providing and serving to the public food, drink and refreshments of every kind and character, including malt, brewed, spiritous, vinous and alcoholic beverages; and to maintain restaurants, bars and stands for that purpose at places of public resort and amusement of every lawful kind and character, including athletic stadia, race tracks, ball parks and fair grounds, and elsewhere; to obtain concessions for the conduct of such business at the places and resorts aforementioned, as well as for the right and permission thereat to sell edibles, beverages and any and all other articles and merchandise of every kind and character salable thereat; to apply for and obtain from the appropriate governing bodies, officers and authorities, of licenses to sell, at retail, malt, brewed, spiritous, vinous and alcoholic beverages, and to maintain and conduct the business so licensed; and to furnish and equip all places acquired by the corporation, by purchase, lease, concession or otherwise, for the conduct of each and every of the operations and enterprises hereinabove set forth or referred to.

The corporation shall also have power to conduct its business in all its branches, have one or more offices, and unlimitedly to hold, purchase, mortgage and convey real and personal property in any State, Territory or colony of the United States and in any foreign country or place.

(E) The authorized capital stock of this corporation is One Hundred Thousand ($100,000.00) Dollars, divided into One thousand (1,000) shares of a par value of one Hundred ($100.00) Dollars each.

(F) The names and post office addresses of the incorporators, and the number of shares subscribed for by each, the aggregate of which ($30,000.00) is the amount of capital stock with which this company will commence business, are as follows:

NAME	POST OFFICE ADDRESS	NUMBER OF SHARES

HAROLD A. STEVENS	30 Fifth Avenue, New York, N. Y.	100

DAISY H. STEVENS	30 Fifth Avenue, New York, N. Y.	100

JOSEPH B. STEVENS	Stratton Road, New Rochelle, N. Y.	100

(G) The period of existence of this corporation is unlimited.

IN WITNESS WHEREOF, we have hereunto set our hands and seals the 31st day of July, A. D., One Thousand Nine Hundred and Forty-two.

Signed, Sealed and Delivered in the Presence of:

/s/ Harold A. Stevens (L. S.)
(Harold A. Stevens)

/s/ Daisy H. Stevens (L. S.)
(Daisy H. Stevens)

/s/ Joseph B. Stevens (L. S.)
(Joseph B. Stevens)

/s/ Frederick M. Rollenhagen
as to Harold A. Stevens, Daisy H. Stevens and Joseph B. Stevens (Frederick M. Rollenhagen)

STATE OF NEW JERSEY	:
ss.
COUNTY OF HUDSON	:

BE IT REMEMBERED that on this 31st day of July, A. D., One Thousand Nine Hundred and Forty-two, before me, a Master in Chancery of New Jersey, personally appeared HAROLD A. STEVENS, DAISY H. STEVENS and JOSEPH B. STEVENS, who, I am satisfied, are the persons named in and who executed the foregoing certificate, and I having first made known to them the contents thereof, they did acknowledge that they signed, sealed and delivered the same as their voluntary act and deed, for the uses and purposes therein expressed.

/s/ Frederick M. Rollenhagen
A Master in Chancery of New Jersey (Frederick M. Rollenhagen)